EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to the Registration Statement of our report dated March 4, 2005, relating to the consolidated financial statements of Bravo! Foods International Corp., which is contained in this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement


                                                    /s/ LAZAR LEVINE & FELIX LLP

New York, New York
July 25, 2005